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AMENDMENT TO

SUB-ADVISORY AGREEMENT

THIS AMENDMENT TO THE SUB-ADVISORY AGREEMENT, made this _1st_ day of __July_, 2017 (the “Amendment”), is between Lincoln Investment Advisors Corporation, a Tennessee corporation (“LIAC”) and WELLINGTON MANAGEMENT COMPANY, LLP, a Massachusetts limited partnership (“Wellington”).

Recitals

1.    LIAC currently serves as investment adviser to the Lincoln Variable Insurance Products Trust (the “Trust”);

2.     Wellington currently sub-advises a series of LVIP pursuant to a written subadvisory agreement dated April 30, 2007 (the “Agreement”); and

3.    Wellington has agreed to reduce the sub-advisory fee for the LVIP Wellington Capital Growth Fund (the “Fund”), a series of the Trust, and Wellington and LIAC desire to amend the fee schedule (“Schedule A”) to the Agreement to reflect this reduced fee.

Representations

1.    LIAC represents and warrants that approval of this amendment has been obtained from the Trust’s Board of Trustees at an in-person meeting held June 5, 2017.

Amendment

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.    The Recitals are incorporated into and made a part of the Agreement.

2.    The Representations are incorporated into and made a part of the Agreement.

3.    Schedule A shall be deleted and replaced with the attached amended Schedule A effective as of the date hereof, to reflect the addition of the Fund to the Agreement.

4.    All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

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5.    This Amendment may be executed in two or more counterparts which together shall constitute one instrument.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized officers as of the day and year first above written.

LINCOLN INVESTMENT ADVISORS	WELLINGTON MANAGEMENT
CORPORATION	COMPANY, LLP

By: /s/ Jayson R. Bronchetti	By: /s/ Robert Ball
Name: Jayson R. Bronchetti	Name: Robert Ball
Title: President	Title: Senior Managing Director

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SCHEDULE A

INVESTMENT SUBADVISORY FEES

ANNUAL FEE AS A PERCENTAGE OF
Effective Date	NAME OF PORTFOLIO	AVERAGE DAILY NET ASSETS

July 1, 2017	LVIP Wellington Capital Growth Fund	REDACTED